UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):   August 2, 2002

COGENTRIX ENERGY, INC.
(Exact name of registrant as specified in its chapter)

North Carolina (State of incorporation)	33-74254 (Commission File Number)	56-1853081 (IRS Employer Identification No.)

9405 Arrowpoint Boulevard, Charlotte, North Carolina  28273-8110
(Address of principal executive offices including Zip Code)

Registrant's telephone number, including area code:      (704) 525-3800

Item 5. Other Events.

          On August 2, 2002, Cogentrix Energy, Inc. ("Cogentrix") and Aquila, Inc. ("Aquila") issued a press release announcing the termination of their agreement for the proposed acquisition of 100% of the outstanding common stock of Cogentrix by Aquila ("Aquila Merger Agreement"). Immediately following the announcement by Cogentrix and Aquila, Cogentrix and certain wholly-owned subsidiaries agreed with General Electric Capital Corporation that it would also terminate its agreements with Cogentrix to acquire certain interests in power plants owned by Cogentrix in conjunction with the Aquila Merger Agreement. The press release describing these events is filed as Exhibit 99.1 hereto.

Item 7. Exhibits.

          (c)       Exhibits.

          99.1     Press Release issued on August 2, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 9, 2002	COGENTRIX ENERGY, INC. (Registrant) By: s/ THOMAS F. SCHWARTZ Thomas F. Schwartz Group Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)